As filed with the Securities and Exchange Commission on August 30, 1996

                                                        Registration No. 33-4639
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

              -----------------------------------------------------

                                   HEARx LTD.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   22-2748248
                      (I.R.S. Employer Identification No.)

                             1250 Northpoint Parkway
                         West Palm Beach, Florida 33407
                                 (407) 478-8770
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               Paul A. Brown, M.D.
                      Chairman and Chief Executive Officer
                                   HEARx LTD.
                             1250 Northpoint Parkway
                         West Palm Beach, Florida 33407
                                 (407) 478-8770
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

              -----------------------------------------------------

                        Copies of all correspondence to:

                            William F. Bavinger, Esq.
                               LaDawn Naegle, Esq.
                                 Bryan Cave LLP
                        700 13th Street, N.W., Suite 700
                           Washington, D.C. 20005-3960
                                 (202) 508-6000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
        Title of each                                       Proposed maximum        Proposed maximum
     class of securities              Amount to be           offering price             aggregate               Amount of
       to be registered                registered             per unit (1)          offering price (1)       registration fee
- --------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.10 par              5,438,722 shares            $4.156                 $22,603,329             $7,794.25 (2)
   value per share
================================================================================================================================


(1)  Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c), based upon the average of the high and low sales prices for the Common Stock as reported on the American Stock Exchange on August 27, 1996.

(2)  Filing fee paid on previous filing of $6,144.83 has been deducted from the filing fee paid concurrently with this filing.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

- --------------------------------------------------------------------------------
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES
IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
- --------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 30, 1996

                             PRELIMINARY PROSPECTUS

                                5,438,722 Shares

                                   HEARx LTD.

                                  Common Stock


     This Prospectus relates to 5,438,722 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of HEARx LTD., a Delaware corporation (the "Company"). The Company issued the Shares in January and April 1996 upon the conversion of shares of the Company's convertible preferred stock and the exercise of warrants issued in December 1994. See "Selling Shareholders."

     The Company will not receive any proceeds from the sale of Shares by the Selling Shareholders. All expenses incurred in connection with this offering are being borne by the Company, other than any commissions or discounts paid or allowed by the Selling Shareholders to underwriters, dealers, brokers or agents and legal fees of counsel to the Selling Shareholders in excess of $15,000.

     The Selling Shareholders have not advised the Company of any specific plans for the distribution of the Shares, but it is anticipated that the Shares may be sold from time to time in transactions (which may include block transactions) on the American Stock Exchange (the "AMEX") at the market prices then prevailing. Sales of the Shares may also be made through negotiated transactions or otherwise. The Selling Shareholders and the brokers and dealers through which the sales of the Shares may be made may be deemed to be "underwriters" within the meaning set forth in the Securities Act of 1933, as amended (the "Securities Act"), and their commissions and discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

     The Common Stock is traded on the AMEX under the symbol "EAR." The closing price of the Common Stock as reported on the AMEX on July 31, 1996, was $3.94 per share.

     AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE DISCUSSION UNDER "RISK FACTORS" ON PAGES 6 THROUGH 10.

              -----------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              -----------------------------------------------------

                The date of this Prospectus is August ___, 1996.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Electronic filings of such documents are publicly available on the Commission's Web Site at http://www.sec.gov. Copies of such materials also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, copies are available for inspection at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits thereto. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document filed or incorporated by reference as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For further information, reference is hereby made to the Registration Statement and exhibits thereto, copies of which may be inspected at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtained from the Commission at the same address at prescribed rates.


                           INCORPORATION BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     (1) Annual Report on Form 10-K for the fiscal year ended December 29, 1995, filed pursuant to Section 13(a) of the Exchange Act, as amended on Form 10-K/A and as further amended on Form 10-K/A2 (the "1995 Form 10-K");

     (2) Quarterly Report on Form 10-Q for the quarter ended March 29, 1996, filed pursuant to Section 13(a) of the Exchange Act as amended on Form 10-Q/A and as further amended on Form 10-Q/A2;

     (3) Current Report on Form 8-K dated May 17, 1996, filed pursuant to
         Section 13(a) of the Exchange Act;

     (4) Quarterly Report on Form 10-Q for the quarter ended June 28, 1996, filed pursuant to Section 13(a) of the Exchange Act; and

     (5) The description of Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof shall hereby be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. See "Available Information." Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED BY FIRST CLASS MAIL WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST BY SUCH PERSON TO HEARx LTD., 1250 NORTHPOINT PARKWAY, WEST PALM BEACH, FLORIDA 33407, ATTENTION: TOMMY KEE, SECRETARY (TELEPHONE: (407) 478-8770).

     No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Shareholders or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than those to which it relates, nor does it constitute an offer to sell or a solicitation of an offer to purchase by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

              CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR
                                PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This Prospectus contains certain "forward looking" statements. The Company desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protections of such safe harbor with respect to all of such forward-looking statements. Specifically, the Company refers to the forward-looking statements about the Company's future growth and expansion (see "Risk Factors -- Recent and Future Expansion; Management of Growth").

                                  RISK FACTORS

     The following factors should be carefully considered in evaluating the Company and its business before purchasing any of the Shares offered hereby.


Recent and Future Expansion; Management of Growth

     The Company has expanded its network of hearing care centers recently and plans to continue such expansion. The Company intends to fund this expansion with the proceeds from the offering of Preferred Stock, earnings and, to the extent available on favorable terms to the Company, commerical lines of credit. The Company's operating results will be adversely affected if revenues do not increase sufficiently to compensate for the increase in operating expenses resulting from this expansion. In addition, this expansion will increase the demands on the Company's management, technical, financial and other resources. If the Company is unable to manage growth effectively, or to integrate fully its infrastructure systems throughout its network of hearing care centers, its operating results may be adversely affected.


History of Operating Losses

     The Company has incurred losses in each year since its organization. There can be no assurance that the Company will achieve profitability in the near or long term.


Use of Proceeds

     The Company will not receive any proceeds from the offer or sale of the Shares by the Selling Shareholders.


No Dividends

     The Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future.


Reliance on Senior Management

     The operations of the Company are dependent in large part upon the efforts of Paul A. Brown, M.D., Chairman of the Board and Chief Executive Officer, and Stephen J. Hansbrough, President and Chief Operating Officer. The loss of the services of Dr. Brown or Mr. Hansbrough could adversely affect the conduct and operation of the Company's business. The Company has purchased a "key man" insurance policy on Dr. Brown's life in the amount of $3,000,000 for the benefit of the Company.


Competition

     The hearing care industry is highly fragmented with approximately 11,000 practitioners providing testing and dispensing products and services. Most competitors are small retailers generally focusing on the sale of hearing aids without providing comprehensive audiometric testing and other professional services. Among the larger distributors of hearing aids are: (i) Bausch & Lomb Inc., a hearing aid manufacturer whose distribution system is through a national network of over 1,000 franchised stores (Miracle Ear) including 400 located in Sears Roebuck & Co. stores; and (ii) Beltone Electronics Corp., a privately-owned hearing aid manufacturer that distributes its products primarily through its network of approximately 600 franchised dealers. A number of these stores and dealers are located in the areas the Company serves. Although the Company believes it offers more comprehensive services and products, there can be no assurance that these large, established companies, which have far greater resources than the Company, will not capture the market targeted by the Company. Nor can there be any assurance that the hearing care market can be consolidated successfully by the Company or its competitors.


Renewal of Agreements with Health Insurance and Managed Care Organizations

     Since 1991, the Company has entered into agreements with certain health insurance and managed care organizations to provide hearing care products and services, and has established hearing care centers in the related market areas. The terms of a number of these agreements are to be renegotiated annually, and most of these agreements may be terminated by either party on 90-days notice at any time. The early termination or failure to renew the agreements could adversely affect the operation of the hearing care centers located in the related market areas. In addition, the early termination or failure to renew the agreements which provide for payment to the Company on a per capita basis would cause the Company to lower its estimates of revenues to be received over the life of the agreements and could have an adverse effect on the Company's results of operations. As previously disclosed, effective May 31, 1996, Humana Health Care Plans of Florida ("Humana") declined to renew its contract with the Company to provide coverage to Humana medicare members living on the east coast of Florida (the contract to service Humana medicare members on the west coast of Florida was unaffected). Total revenues from Humana east coast members were approximately $2 million in 1995, or 18% of the Company's total revenues. While the Company has obtained new contracts in other markets which should more than offset the loss of revenues represented by the Humana east coast contract non-renewal, there can be no assurance that other contracts will not be the subject of a non-renewal or early termination. The Company is aware of no other potential contract terminations at this time.

Reliance on Manufacturers and Qualified Audiologists

     Through its hearing care centers, the Company makes available to customers hearing aids supplied by approximately six major manufacturers, as well as hearing enhancement devices manufactured by other companies. The Company relies on these manufacturers to supply such products and a significant disruption in supply from any or all of these manufacturers could adversely affect the Company's business. There are currently approximately 40 manufacturers of hearing aids and related hearing enhancement devices worldwide however, so that in the event of disruption of supply from one or more of the Company's current suppliers, the Company believes it could obtain comparable products from other manufacturers. There can be no assurance, however, that such products could be obtained at prices favorable to the Company or on a timely basis. The Company has not experienced any significant disruptions in supply in the past. In addition, the Company's centers employ audiologists, and the Company distinguishes itself in the industry by having qualified audiologists available in all of the Company's centers to provide on-site patient diagnosis and related service. The inability of the Company to attract and retain qualified audiologists may reduce the Company's ability to distinguish itself from competing networks of hearing aid retailers and thus adversely affect its business. There are currently 2,000 audiologists in the United States and approximately 200 educational institutions in the United States which offer audiology degree/certification programs. Management believes that it will be able to attract and retain qualified audiologists sufficient to staff its centers for the foreseeable future.


Product and Professional Liability

     In the ordinary course of its business, the Company may be subject to product and professional liability claims alleging the failure of or adverse effect claimed to have been caused by, products sold or services provided by the Company. The Company maintains insurance at a level which the Company believes to be adequate. A successful claim in excess of the policy limits of the Company's liability insurance could adversely affect the Company. As the distributor of products manufactured by others, the Company believes it would properly have recourse against the manufacturer in the event of a product liability claim; however, there can be no assurance that recourse against a manufacturer by the Company would be successful, or that any manufacturer will maintain adequate insurance or otherwise be able to pay such liability.


Regulation

     The practice of audiology and the dispensing of hearing aids are not presently regulated on the Federal level. The sale of hearing aids, however, is subject to certain limited regulations promulgated by the United States Food and Drug Administration. Generally, state regulations, where they exist, are concerned primarily with the formal licensure of audiologists and of those who dispense hearing aids and with practices and procedures involving the fitting and dispensing of hearing aids. There can be no assurance that regulations do not exist in jurisdictions in which the Company plans to open centers or will not be promulgated in states in which the Company currently operates centers or at the Federal level which may have a material adverse effect upon the Company. Such regulations might include stricter licensure requirements for dispensers of hearing aids, inspection of centers for the dispensing of hearing aids and the regulation of advertising by dispensers of hearing aids. The Company knows of no current or proposed regulations with which it, as currently operated, could not comply.


Possible Volatility of Prices

     The market price of the Common Stock has changed significantly since October 1995. The highest bid and the lowest offer on the Nasdaq Bulletin Board from October 2, 1995 until the Company's Common Stock was listed on the American Stock Exchange on March 15, 1996 was $5.8125 and $.82 per share, respectively. Since the stock began trading on the American Stock Exchange and through July 31, 1996, the stock has traded as high as $7.375 and as low as $3.31 per share. Future changes in the market price of the Common Stock may bear no relation to the Company's results of operations.


Potential Dilution; Shares Eligible for Future Sales; Possible Effect on Additional Equity Financing

     A substantial number of shares of Common Stock are or will be issuable by the Company upon the conversion of convertible preferred stock and the exercise of warrants and options which the Company has issued or agreed to issue, which would result in substantial dilution to a shareholder's percentage ownership interest in the Company and could adversely affect the market price of the Common Stock. Under the applicable conversion formulas of the convertible preferred stock, (i) the number of shares of Common Stock issuable upon conversion is inversely proportional to the market price of the Common Stock at the time of conversion (i.e., the number of shares increases as the market price of the Common Stock decreases); (ii) there is no cap on the number of shares of Common Stock which may be issuable; and (iii) a minimum of 10,020,000 shares are issuable (based on a fixed conversion price of $5.00 per share). In addition, the number of shares issuable upon the conversion of the convertible preferred stock and the exercise of the warrants and options is subject to adjustment upon the occurrence of certain dilutive events.

     On July 12, 1996, there were issued and outstanding a total of 66,940,738 shares of Common Stock. If all convertible preferred stock, warrants and options which the Company has issued or agreed to issue were deemed converted and exercised, as the case may be, as of July 12, 1996 (based on the fixed conversion price of $5.00 per share), there would be issuable 31,706,183 shares of Common Stock. Upon such conversion and exercise, there would be outstanding 98,895,696 shares of Common Stock. Of these, the Company has registered for resale 23,922,450 shares (including the Shares offered hereby) and has granted demand registration rights in respect of approximately 28,306,186 additional shares. The sale or availability for sale of a significant number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock. In addition, certain holders of outstanding securities of the Company have rights to approve and/or participate in certain types of future equity financing by the Company. The availability to the Company of additional equity financing, and the terms of any such financing, may be adversely affected by the foregoing.


Continued AMEX Listing

     The Common Stock was listed and began trading on the AMEX on March 15, 1996. The AMEX will consider delisting a company's securities if, among other things, the company fails to maintain stockholder's equity of at least $2,000,000 if the company has sustained losses from continuing operations or net losses in two of its three most recent fiscal years; the company fails to maintain stockholder's equity of $4,000,000 if the company has sustained losses from continuing operations or net losses in three of its four most recent fiscal years; or the company has sustained losses from continuing operations or net losses in its five most recent fiscal years. If, for any reason, the Company were unable to meet such requirements, the Common Stock could be delisted from the AMEX. In that event, trading, if any, in the Common Stock would be conducted in the over-the-counter market and the ability of holders to sell or otherwise dispose of such shares could be adversely affected. In addition, if such delisting were to occur, transactions in shares of the Common Stock could become subject to the Commission's "penny stock" regulations. The Company has no reason to believe that its Common Stock may be delisted from the AMEX.


"Penny Stock" Regulations

     The Commission has adopted regulations that define a "penny stock" to include any over-the- counter equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prescribed by the Commission relating to the penny stock market, subject to certain exemptions. A broker-dealer effecting transactions in penny stocks must disclose the commissions payable to both the broker-dealer and any registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing the recent price information for the penny stock held in the account and information on the limited market in penny stocks. If the penny stock regulations were to become applicable to transactions in shares of the Common Stock, they could adversely affect the ability of holders to sell or otherwise dispose of such shares.

Potential Change in Voting Control of the Company

     As of March 29, 1996, the directors and executive officers of the Company beneficially owned, as a group, approximately 20.2% of the 65,909,183 shares of Common Stock. If all convertible preferred stock, warrants and options which the Company has issued or agreed to issue were deemed converted and/or exercised on July 12, 1996, the directors and executive officers would beneficially own approximately 13% of the then outstanding Common Stock. See "-- Potential Dilution; Shares Eligible for Future Sales; Possible Effect on Additional Equity Financing." In the event of a change in voting control of the Company, the current directors and officers of the Company could be replaced.


                                   THE COMPANY

     The Company operates a network of hearing care centers which provide a full range of audiological products and services for the hearing impaired. The Company's strategy focuses on contracting with managed care and health insurance companies to provide to their members and beneficiaries high quality hearing care utilizing state-of-the-art facilities with a full range of diagnostic and rehabilitative services, qualified professional staff and hearing education learning programs. The Company also provides such quality hearing care to the general population at the Company's centers.

     The Company currently operates more than 50 centers primarily located in Connecticut, Florida, New York, and New Jersey. Over the next several years, the Company's primary emphasis, depending on the availability of capital, will be opening (or selectively acquiring) additional Company-owned centers in these states.

     The Company's principal executive offices are located at 1250 Northpoint Parkway, West Palm Beach, Florida 33407, and its telephone number is (407) 478-8770.


                               RECENT DEVELOPMENTS

     In February 1996 the Company applied for listing of its Common Stock on the American Stock Exchange (the "AMEX"). The AMEX approved the Company's application, and on March 15, 1996, the Company's Common Stock began trading on the AMEX. Pursuant to the terms of the preferred stock held by Minnesota Mining and Manufacturing Company ("3M") or for which 3M had options or warrants, upon the listing of the Company's Common Stock on the AMEX, all such preferred stock automatically converted into Common Stock. All such preferred stock has now been cancelled.

     In an effort to obtain funding for the expansion of the Company's centers in compliance with its managed care and other institutional provider contracts, the Company entered into agreements for a side-by-side offering of its securities pursuant to Regulation D and Regulation S, each promulgated under the

Securities Act of 1933, as amended. The Preferred Stock and Warrants were the subject of the Regulation D offering. The first of two contemplated closings of the Regulation D offering was completed on May 7, 1996. In that closing, the Company sold to the investors a total of 7,500 shares of Series B-1 Preferred Stock and 4,950 shares of Series B-2 Preferred Stock for an aggregate purchase price of $12,450,000. The second closing was completed on August 13, 1996. In that closing, the Company sold to the investors an additional 7,500 shares of Series B-1 Preferred Stock and 4,950 shares of Series B-2 Preferred Stock for an aggregate purchase price of $12,450,000.

     In the related Regulation S offering, the Company sold 5,100 shares of a convertible preferred stock (the "Series A Preferred Stock") for a total purchase price of $5,100,000.

     Certain of the proceeds from the May 1996 financing, plus some of the Company's then existing funds, were used to redeem all of the shares of the 1996 Senior Preferred Stock and certain related warrants (a total redemption price to the Company of $6,040,000). As a result of the redemption of the 1996 Senior Preferred Stock, the only outstanding preferred stock of the Company is that which was issued in connection with the May 1996 financing.

     The balance of the net proceeds to the Company from the May 1996 financing, and the proceeds from the closing on August 13, 1996, will be used by the Company to fund its expansion program and for general corporate purposes.

     In connection with these private placements, the Company has recorded a noncash charge against earnings (loss) available to common stockholders of approximately $9,000,000 during 1996. This charge relates to the discounted conversion price for the shares of Common Stock issuable on conversion of the preferred stock, and will only impact the calculation of earnings per share related to the Common Stock.

     Effective May 31, 1996, Humana Health Care Plans of Florida ("Humana") declined to renew its contract with the Company to provide coverage to Humana Medicare members living on the east coast of Florida. The contract between Humana and the Company to provide hearing care to its Medicare members on the west coast of Florida remains in place at this time and is unaffected by this non-renewal. While the cancellation represents the loss of approximately $2,000,000 in annual revenues, the Company has obtained in 1996 sufficient new business with other providers to replace those lost Humana revenues. Nevertheless, there can be no assurance that other contracts will not be the subject of a non-renewal or early termination. The Company is aware of no other potential contract terminations at this time.

                              SELLING SHAREHOLDERS

     None of the Selling Shareholders is an affiliate of the Company or has had any position, office or other material relationship with the Company within the past three years except as a shareholder of the Company. The following table sets forth information with respect to the Selling Shareholders, based upon information provided by them.

                                     Shares Beneficially Owned                         Shares Beneficially Owned
Name of Selling Shareholder              Prior to Offering      Shares Being Offered      After Offering (1)
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Aeneas Venture Corporation                    337,539                    337,539                        0
MBL Assurance Company                         335,576                    335,576                        0
AVA Partners                                  315,016                    315,016                        0
Cornell University                            281,284                    281,284                        0
Ziff Investors Partnership L.P.-II            277,354                    277,354                        0
John H. Foster                                183,744                    183,744                        0
1950 Associates                               168,769                    168,769                        0
Foster & Foster                               151,188                    151,188                        0
Mison Nominees Limited                        123,193                    123,193                        0
Frederic C. Hamilton                          119,259                    119,259                        0
Irwin Lehrhoff Trust                          115,886                    115,886                        0
Ropima Inc.                                   115,331                    115,331                        0
Dartmouth College                             112,513                    112,513                        0
Anstalt Vestro                                112,513                    112,513                        0
Schetty AG                                    112,513                    112,513                        0
A.B.S. Securities, S.A.                       110,548                    110,548                        0
Island Partners                               108,585                    108,585                        0
Stephen F. Nagy                                99,392                     99,392                        0
Madina Navegacion S.A.                         84,385                     84,385                        0
Trust U/W John W.B. Hadley                     81,439                     81,439                        0
Mison Nominees Limited -CP 1735                70,321                     70,321                        0
Madrinvest Inc.                                68,600                     68,600                        0
Saw Island Partners                            64,689                     64,689                        0
PR Venture Partners L.P.                       56,256                     56,256                        0
Monarch Life Insurance Company                 56,256                     56,256                        0
Orgavia Familienstiftung                       56,256                     56,256                        0
Richardson Pratt, Jr.                          54,292                     54,292                        0
Hollyhill Inc.                                 52,312                     52,312                        0
Caroline H. Fleming                            50,573                     50,573                        0
Gale Warren Moser                              44,722                     44,722                        0
L. Scott Frantz                                44,300                     44,300                        0
William T. Frantz                              44,300                     44,300                        0
T/U/A 1983 f/b/o Laing P. Foster               41,425                     41,425                        0
T/U/A 1983 f/b/o Virginia B. Foster            41,425                     41,425                        0
Dalimor Holdings SA                            43,388                     43,388                        0
Gamma-Nest Company Ltd.                        43,035                     43,035                        0
Marion Ventures                                37,842                     37,842                        0
M. Jamil Al-Dahlawi Company                    36,932                     36,932                        0
MAK International Investment Co.               35,550                     35,550                        0
Alkin Partnership                              29,815                     29,815                        0

                                       11

Peter A. Miller                                28,129                     28,129                        0
Jeffrey S. Levitt                              28,129                     28,129                        0
Edward D. Arioli                               27,147                     27,147                        0
Trust U/W Frank E. Payne                       27,147                     27,147                        0
Burlington Retirement System                   27,147                     27,147                        0
Industrie-und Handelsbank                      27,147                     27,147                        0
Landmark Equity Partners V, L.P.               27,147                     27,147                        0
Killarney Investments Ltd.                     20,239                     20,239                        0
Lucy S. Moore                                  17,526                     17,526                        0
Leocorn Foundation                             17,526                     17,526                        0
Rocklane Partners (II)                         16,877                     16,877                        0
Abbstar Investment Co. Ltd.                    16,866                     16,866                        0
Ethel S. Pratt                                 16,457                     16,457                        0
Priscilla P. Hurd                              16,288                     16,288                        0
Shing Kwan Investment Co., Ltd.                15,917                     15,917                        0
William Feldman                                15,414                     15,414                        0
Burton C. Gray Trust                           15,177                     15,177                        0
Lucille G. Murchison                           15,505                     15,505                        0
SAKX Holdings Company Limited                  14,908                     14,908                        0
Robert S. Schlesinger                          14,401                     14,401                        0
William P. Nicoletti                           14,064                     14,064                        0
Corning Associates VC-1                        13,845                     13,845                        0
Grange Nominees Limited No. 2                  13,573                     13,573                        0
Lynn A. Foster                                 13,573                     13,573                        0
Gateled Inc.                                   13,573                     13,573                        0
Laure-Anne Brown                               12,544                     12,544                        0
Red Sea Global Investment Co. Ltd.             12,265                     12,265                        0
Buckland Holdings, Inc.                        12,068                     12,068                        0
Heidi Nitze                                    11,730                     11,730                        0
William A. Nitze                               11,561                     11,561                        0
Helen S. Fitzgerald                            11,252                     11,252                        0
Gianni Ragazzi                                 11,252                     11,252                        0
Victor Elbaz                                   11,252                     11,252                        0
Orley Investments Inc.                         10,858                     10,858                        0
Susan Hurd Cummings                            10,858                     10,858                        0
Elisabeth Saint-Armand Trust                   10,624                     10,624                        0
N. Alexander Saint-Armand Trust                10,624                     10,624                        0
Nicole Marie Blaise                            10,548                     10,548                        0
Patrick van der Rest                           10,548                     10,548                        0
Henry Paul van der Rest                        10,548                     10,548                        0
Oliver van der Rest                            10,548                     10,548                        0
Fostervest, Inc.                               10,120                     10,120                        0
Corning Inc. Pension Master Trust              10,120                     10,120                        0
Superior Partners                              10,120                     10,120                        0
Edward M. Lamont                                9,114                      9,114                        0
Philip Jennison Trust U/W Lucile B.             8,675                      8,675                        0
Red Sea Insurance Company, Ltd.                 8,433                      8,433                        0
Chastethorpe Securities Ltd.                    8,433                      8,433                        0
C. Boyden Gray                                  8,144                      8,144                        0
Keeler Motor Car Company, L.P.                  8,144                      8,144                        0
Cynthia C. Saint-Armand Trust                   7,738                      7,738                        0

                                       12

Marion Ventures II                              7,253                      7,253                        0
Andrew J. Beck                                  7,190                      7,190                        0
Greenhouse Associates                           6,746                      6,746                        0
R. Gregg Stone Trust                            6,300                      6,300                        0
Laing P. Foster 1983 Trust,
     Stephen C. Curley, Esq., Trustee           6,086                      6,086                        0
Virginia B. Foster 1983 Trust,
     Stephen C. Curley, Esq., Trustee           6,086                      6,086                        0
William B. Churchman III                        5,767                      5,767                        0
David Chew Stephenson                           5,767                      5,767                        0
Philip D. Jennison                              5,767                      5,767                        0
Charles B. Delafield                            5,767                      5,767                        0
Neil A. Crane                                   5,767                      5,767                        0
Timothy F. Moore/D.B. Stone, Cust.              5,695                      5,695                        0
William S. Osier/D.B. Stone, Cust.              5,695                      5,695                        0
John C. Garbarino                               5,625                      5,625                        0
Helen S. Fitzgerald Trust                       5,625                      5,625                        0
David A. Barrett                                5,625                      5,625                        0
William B. Chappell                             5,625                      5,625                        0
Jennifer P. Stone Trust                         5,625                      5,625                        0
Timothy B. Stone Trust                          5,625                      5,625                        0
David Ian Purvis                                5,625                      5,625                        0
Bruce M. Dresner - IRA                          5,625                      5,625                        0
Salim Jacob Shashoua                            5,625                      5,625                        0
Alexander R. Sarratt, III                       5,625                      5,625                        0
Catherine S. Osier Trust                        5,625                      5,625                        0
R. Gregg Stone                                  5,625                      5,625                        0
Lucy S. Moore Trust                             5,625                      5,625                        0
Family Ventures V L.P.                          5,625                      5,625                        0
Zilverenhoek Stiftung                           5,430                      5,430                        0
Alexander Keeler                                5,430                      5,430                        0
Simone M. King 1979 Trust                       5,430                      5,430                        0
Grange Nominees Limited No. 1                   5,430                      5,430                        0
Peter Nitze                                     5,430                      5,430                        0
H. Clayton Cook, Jr.                            5,430                      5,430                        0
George E. H. Comte                              5,430                      5,430                        0
Henrietta Holsman Fore                          5,430                      5,430                        0
Nanette L. Simmons                              5,430                      5,430                        0
Sobinaz Foundation, Vaduz                       5,059                      5,059                        0
Overseas International Limited                  5,059                      5,059                        0
Anne K.R. Nitze                                 4,579                      4,579                        0
J. William Barba Trust                          4,525                      4,525                        0
Galen L. Stone                                  3,517                      3,517                        0
Ann B. Stone                                    3,516                      3,516                        0
James C. Dudley                                 3,373                      3,373                        0
Aulis & Co.                                     3,373                      3,373                        0
Stephen Partnership                             3,373                      3,373                        0
Island Partners II                              3,373                      3,373                        0
United Gulf Bank                                3,373                      3,373                        0
Nichop Inc.                                     3,373                      3,373                        0
Tecloni Inc.                                    3,373                      3,373                        0

                                       13

Brandon Associates                              3,373                      3,373                        0
Amico International Holdings Inc.               3,373                      3,373                        0
Abouco International Inc.                       3,373                      3,373                        0
Hasan Dahlawi                                   3,373                      3,373                        0
Ghasco International Inc.                       3,373                      3,373                        0
Stathis Andris                                  3,150                      3,150                        0
Osier, Hannah Wood/D.B. Stone, Cust.            2,982                      2,982                        0
Richard M. Claflin 1985 Trust,
     Stephen C. Curley, Esq., Trustee           2,882                      2,882                        0
John A. Claflin 1985 Trust,
     Stephen C. Curley, Esq., Trustee           2,882                      2,882                        0
William H.G. Fitzgerald,
  RG Stone, Cust.                               2,882                      2,882                        0
Jane L. Richards                                2,882                      2,882                        0
Phoebe B. Stone Trust                           2,813                      2,813                        0
Edward I. Rudman Revocable Trust                2,813                      2,813                        0
Genevra L. Stone Trust                          2,813                      2,813                        0
Frances G. Beck                                 2,813                      2,813                        0
Anthony D. Pell                                 2,813                      2,813                        0
Thomas M. Haythe                                2,793                      2,793                        0
Monique K. Kitinoja                             2,713                      2,713                        0
Robert P. Schwartz, Trustee                     2,698                      2,698                        0
Robert P. Schwartz                              2,109                      2,109                        0
James E. Schwartz                               2,109                      2,109                        0
William G. Becker, Jr.                          1,809                      1,809                        0
William K. Lewis                                1,809                      1,809                        0
Stephen C. Curley                               1,733                      1,733                        0
Heintz Investment Company                       1,686                      1,686                        0
Thor H. Ramsing Trust                           1,686                      1,686                        0
Banque de Luxembourg S.A.                       1,686                      1,686                        0
Simon S.L. Cheng,
     1991 Trust/Stone Cust.                     1,686                      1,686                        0
Winds Group Inc.                                1,686                      1,686                        0
Daza S.A.                                       1,686                      1,686                        0
A.S.R. Corporation                              1,686                      1,686                        0
William A. Nitze Trust                          1,526                      1,526                        0
George G. Monks, Jr.                            1,357                      1,357                        0
Ellen M. Higgins                                1,357                      1,357                        0
William F.K. Monks                              1,357                      1,357                        0
Robert A.G. Monks                               1,357                      1,357                        0
Colombus Developments Ltd.                      1,350                      1,350                        0
Rokia Malatani                                  1,350                      1,350                        0
Rand International Corp.                        1,281                      1,281                        0
Bidwell Family Partnership                      1,163                      1,163                        0
Robert A. Ouimette                              1,087                      1,087                        0
Harmony Holdings S.A.                           1,013                      1,013                        0
James J. Casey                                  1,013                      1,013                        0
Lynn A. Foster Trust                            1,013                      1,013                        0
Leonard S. Baum                                   995                        995                        0
Nathan Hale                                       875                        875                        0
Khalco Enterprises, Inc.                          844                        844                        0

                                       14

Faisalco International, Inc.                      844                        844                        0
Dianco Enterprises, Inc.                          844                        844                        0
John D. Macomber                                  844                        844                        0
Nadco Enterprises, Inc.                           844                        844                        0
Marion R. Stone "B" Trust                         844                        844                        0
Howard A. Knight                                  844                        844                        0
Russell S. Reynolds                               844                        844                        0
Miroslav M. Fajt                                  750                        750                        0
Ralf International Corporation                    675                        675                        0
Hardwick Simmons                                  675                        675                        0
Yadane Holding, N.V.                              675                        675                        0
Mansour Badr                                      675                        675                        0
Abdullah S.M. Balghonaim                          675                        675                        0
Marwan Khaki                                      675                        675                        0
Anne L. Hill                                      675                        675                        0
Thomas M. Haythe R/O IRA                          675                        675                        0
National Gardens Sub-Trust
     Schwartz Children                            675                        675                        0
Dr. Mansour I. Al-Turki                           675                        675                        0
John J. Butler                                    646                        646                        0
David Wawro                                       646                        646                        0
Bradley C. Cost                                   611                        611                        0
Caseem Ltd.                                       506                        506                        0
Jerry V. Smith                                    412                        412                        0
VanGus Resources Inc.                             337                        337                        0
Richard & Cynthia Wheatland                       337                        337                        0
Susan V. Barba Trustee                            337                        337                        0
Top Honour Investment Corp.                       337                        337                        0
Geoffrey B. Baker                                 337                        337                        0
Michael R. Chase                                  337                        337                        0
Gray Abbingdon Partners                           337                        337                        0
Frederick H. Prince                               337                        337                        0
Earnshaw Investment Corp.                         337                        337                        0
JTR Partnership                                   337                        337                        0
Hurd Family Partnership L/P                       337                        337                        0
Bernard Gitlow                                    337                        337                        0
Gallicano Investment Corp.                        337                        337                        0
Joseph Fitzpatrick                                337                        337                        0
Michael Segal                                     337                        337                        0
Leonard L. Silverstein                            337                        337                        0
Harry C. Cook Jr. IRA                             337                        337                        0
Michael B. Davies                                 337                        337                        0
Arthur R. Schmauder                               337                        337                        0
Noel Z. Feldman/R.A. Baime, Trustee               253                        253                        0
Allison P. Feldman/R.A. Baime, Trustee            253                        253                        0
Sarah S. Fitzgerald/RG Stone, Cust.               169                        169                        0
Robert Godfrey Stone 1990 Trust                   169                        169                        0
Desmond S. Fitzgerald/RG Stone, Cust.             169                        169                        0
Americorp Financial, Inc.                         169                        169                        0
Andrew A. Moore/D.B. Stone, Cust.                 169                        169                        0
T/U/A 1992 f/b/o Laura Nagy                        35                         35                        0

                                       15

T/U/A 1992 f/b/o Andrea Nagy                       35                         35                        0
T/U/A 1992 f/b/o George Nagy                       35                         35                        0
- -------------------------------------------------------------------------------------------------------------------
                                            5,438,722                  5,438,722                        0

- ----------

(1) Assumes all shares offered hereby are sold to persons who are not affiliates of the Selling Shareholders. The
    Selling Shareholders may, but are not required to, sell all shares offered hereby.


     On December 30, 1994, the Company acquired certain assets and assumed certain liabilities of 18 Florida hearing care centers from Hearing Health Services, Inc., a Delaware corporation ("HHS"), for consideration consisting of 2,500 shares of the Company's convertible preferred stock and warrants to purchase 2,500,000 shares of Common Stock at an exercise price of $0.25 per share. On January 29, 1996, HHS exercised the warrants, surrendering 250,000 warrants in payment of the exercise price, and received 2,250,000 shares of Common Stock. On December 30, 1994, the Company also sold 2,500 shares of the Company's convertible preferred stock to three limited partnerships affiliated with HHS (collectively the "Partnerships") for a total price of $500,000. In April 1996, HHS and the Partnerships converted their shares of convertible preferred stock into a total of 5,000,000 shares of Common Stock. Pursuant to a series of transactions by HHS and the Partnerships (i) HHS transferred all of the Common Stock held by it to its wholly owned subsidiary, Brown's Creek, Inc., a Delaware corporation ("BCI"); (ii) BCI transferred 3,250,000 shares of such Common Stock to the Partnerships; and (iii) the Partnerships distributed all of their 5,750,000 shares of Common Stock to their partners. In connection with the December 1994 transactions, the Company granted certain registration rights to HHS and the Partnerships, which also were transferred ultimately to the partners of the Partnerships who are the Selling Shareholders.


                              PLAN OF DISTRIBUTION

     The Shares offered hereby may be offered and sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time on the AMEX or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The methods by which the shares may be sold may include, but not be limited to, the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e) privately negotiated transactions; (f) short sales; and (g) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Shareholders may receive commissions or discounts from the Selling Shareholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Shareholders may also sell shares in accordance with Rule 144 under the Securities Act.

     The Company has agreed to use its best efforts to maintain the effectiveness of the registration of the Shares offered hereby until the earlier of the date upon which all of the Shares offered hereby have been sold or a period of one year, whichever is shorter.

     The Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. There can be no assurance that the Selling Shareholders will sell any or all of the Shares offered hereby.

     The Company is bearing all of the costs relating to the registration of the Shares, except commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Shares and legal fees of the Selling Shareholders in an amount in excess of $15,000, all of which will be borne by the Selling Shareholders. The Company will not receive any of the proceeds from this offering.

     Pursuant to the registration rights granted to the Selling Shareholders, the Company has agreed to indemnify the Selling Shareholders and any person who controls a Selling Shareholder against certain liabilities and expenses arising out of or based upon the information set forth or incorporated by reference in this Prospectus, and the Registration Statement of which this Prospectus is a part, including liabilities under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker, dealer, underwriter, agent or market maker and, if any such broker, dealer, underwriter, agent or market maker purchases any of the Shares as principal, any profits received on the resale of such Shares, may be deemed to be underwriting commissions or discounts under the Securities Act.


                                  LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Bryan Cave LLP, Washington, D.C.


                                     EXPERTS

     The consolidated financial statements and schedules of the Company as of December 29, 1995, and December 30, 1994, and for the years ended December 29, 1995, December 30, 1994, and September 30, 1993, and the three months ended December 31, 1993, have been audited by BDO Seidman, LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1995, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the expenses (other than underwriting discounts and commissions), which other than the SEC registration fee are estimates, payable by the Company in connection with the sale and distribution of the shares registered hereby:

     SEC registration fee............................................ $ 7,794.25
     Accounting fees and expenses....................................     500.00
     Legal fees and expenses.........................................  10,000.00
     Miscellaneous expenses..........................................   1,000.00
                                                                      ----------
         Total....................................................... $19,294.25
                                                                      ==========

Item 15.  Indemnification of Directors and Officers

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such persons' heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     Article VII of the Company's By-laws provides that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the DGCL.

     Section 102(b)(7) of DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article 7 of the Company's Certificate of Incorporation provides that the directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by Section 102(b)(7).


Item 16.  Exhibits

     See Exhibit Index.


Item 17.  Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on August 29, 1996.

                                        HEARx LTD.

                                        By: /s/ PAUL A. BROWN, M.D.
                                            ------------------------------------
                                            Name: Paul A. Brown, M.D.
                                            Title: Chairman and Chief
                                                   Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Name                        Title                          Date
- --------------------------------------------------------------------------------

/S/ PAUL A. BROWN, M.D.     Chairman of the Board; Chief         August 29, 1996
- --------------------------- Executive Officer and Director
Paul A. Brown, M.D.

/S/ JAMES W. PEKLENK        Vice President and Principal         August 29, 1996
- --------------------------- Financial and Accounting Officer
James W. Peklenk

/S/ PAUL A. BROWN,          Director                             August 29, 1996
Attorney in Fact
- ---------------------------
Fred N. Gerard

/S/ PAUL A. BROWN,          Director                             August 29, 1996
Attorney in Fact
- ---------------------------
David J. McLachlan

/S/ PAUL A. BROWN,          Director                             August 29, 1996
Attorney in Fact
- ---------------------------
Thomas W. Archibald

                                   HEARx LTD.
                                  EXHIBIT INDEX

Exhibit Number                            Description
- --------------  ----------------------------------------------------------------

4.1             Specimen of Certificate representing Common Stock*

5.1             Opinion of Bryan Cave LLP**

23.1            Consent of BDO Seidman, LLP**

23.2            Consent of Bryan Cave LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included in signature page of original filing)

- ----------

* Filed as an Exhibit to the Company's Registration Statement on Form S-18 (Registration No. 33-17041-NY).

**   Filed previously.